UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Occidental Petroleum Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
OCCIDENTAL PETROLEUM CORPORATION

2023 Annual Meeting
Vote by May 4, 2023 11:59 PM ET or during the meeting. For shares held in a plan or program, vote by May 2, 2023 11:59 PM ET.

5 GREENWAY PLAZA, SUITE 110 HOUSTON, TX 77046

D99558-P86980-Z84384-Z84385

You invested in OCCIDENTAL PETROLEUM CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the 2023 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 5, 2023.

Get informed before you vote

View the Notice and 2023 Proxy Statement and 2022 Annual Report online at www.proxyvote.com OR scan the QR code below OR you can receive a free paper or email copy of the proxy materials by requesting prior to April 21, 2023. If you would like to request a copy of the proxy materials for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.proxyvote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 5, 2023 9:00 a.m. Central Time Virtually at: www.virtualshareholdermeeting.com/OXY2023

* The company will be hosting the meeting live via the Internet this year at the web address above. Please check the proxy materials for instructions on how to access the company’s 2023 Annual Meeting as well as for information regarding how to vote online, by phone or by mail before the meeting.

Vote at www.proxyvote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to obtain the proxy materials and vote on these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:

1a.	Vicky A. Bailey	For
1b.	Andrew Gould	For
1c.	Carlos M. Gutierrez	For
1d.	Vicki Hollub	For
1e.	William R. Klesse	For
1f.	Jack B. Moore	For
1g.	Claire O’Neill	For
1h.	Avedick B. Poladian	For
1i.	Ken Robinson	For
1j.	Robert M. Shearer	For
2.	Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	One Year
3.	Advisory Vote to Approve Named Executive Officer Compensation	For
4.	Ratification of Selection of KPMG as Occidental’s Independent Auditor	For
5.	Shareholder Proposal Requesting an Independent Board Chairman Policy	Against

Prefer to receive an email instead? While voting on www.proxyvote.com, be sure to click “Sign up for E-delivery”.
D99559-P86980-Z84384-Z84385